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CONSENT OF INDEPENDENT AUDITORS



Navellier Performance Funds:

We consent to the incorporation by reference in Post-Effective Amendment No. 8 to Registration Statement Nos. 33-80195 and 811-9142 of our report dated January 31, 1997 appearing in the Annual Report of Navellier Performance Funds for the year ended December 31, 1997 and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


DELOITTE & TOUCHE LLP

Washington D.C.
December 9, 1997